Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-279343) on Form S-1 of CervoMed Inc. of our report dated March 29, 2024, relating to the consolidated financial statements of CervoMed Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

May 30, 2024